UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): March 21, 2008

FMC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-2376

Delaware	94-0479804
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of Principal Executive Offices, Including Zip Code)

215.299.6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 21, 2008, FMC Corporation (the “Registrant”) sent a notice (“Notice”) to its directors and executive officers informing them that there will be a change involving an investment option available under the FMC Corporation Savings & Investment Plan (“Plan”) such that the FMC Stock Fund will be transitioned from a unitized stock fund to a real-time traded stock fund. The Notice states that, as a result of this change, Plan participants will temporarily be unable to buy, sell, or otherwise acquire, transfer or dispose of shares of common stock of the Registrant. The Notice further states that directors and executive officers are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of the Registrant during the entire period that participant transactions are restricted under the Plan (the “blackout period”). The blackout period will begin on Wednesday, April 23, 2008 at 4:00 p.m. EDT and end on Thursday May 1, 2008 at 9:00 a.m. EDT.

The Notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002. The Registrant received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on March 21, 2008.

A copy of the notice provided to the Registrant’s directors and executive officers is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Notice

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION

Date: March 24, 2008	By:	/s/ Andrea Utecht
Andrea Utecht
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Notice